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                      [Letterhead of Simpson Thacher & Bartlett]




                                             January 29, 1999


               Re:  Recapitalization Proposal of
                    The Perkin-Elmer Corporation


The Perkin-Elmer Corporation
761 Main Avenue
Norwalk, CT 06859-0001

Ladies and Gentlemen:

          We have acted as special tax counsel ("Tax Counsel") to The Perkin-Elmer Corporation, a New York corporation ("Perkin-Elmer"), in connection with the preparation of the Registration Statement on Form S-4 dated January 29, 1999 (the "Registration Statement") and in connection with the Agreement and Plan of Merger (the "Merger Agreement") among PE Corporation, a Delaware corporation ("Parent"), PE Merger Corp., a New York corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Perkin-Elmer, which provides for the merger of Merger Subsidiary with and into Perkin-Elmer (the "Merger") on the terms and conditions set forth therein. Pursuant to the Merger, each share of the existing common stock of Perkin-Elmer will be exchanged for common stock of the Parent consisting of one share of PE Biosystems Stock and 0.5 shares of Celera Genomics Stock.

          In delivering this opinion letter, we have assumed with your consent that the Merger will be effected in accordance with the Registration Statement and Merger Agreement and that the representations made by Perkin-Elmer and by Parent in letters provided to us are true, correct and complete as of the date hereof and will continue to be true, correct and complete as of the


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SIMPSON THACHER & BARTLETT

The Perkin-Elmer Corporation                                    January 29, 1999


Effective Time of the Merger. We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Registration Statement are true, correct and complete as of the date hereof, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We have examined the documents referred to above and the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments and made such other inquiries as in our judgement are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

          Subject to the foregoing and to the qualifications and limitations set forth herein, we hereby confirm our opinions set forth in the Registration Statement under the caption "Proposal 1--The Recapitalization Proposal--United States Federal Income Tax Considerations".

          If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement and the Registration Statement, the opinion expressed herein and in the Registration Statement may be inapplicable. Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

          We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.


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SIMPSON THACHER & BARTLETT

The Perkin-Elmer Corporation                                    January 29, 1999


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement under the captions "Proposal 1--The Recapitalization Proposal--United States Federal Income Tax Considerations" and "Legal Opinions". This opinion letter is rendered to you in connection with the above described transaction.

                                             Very truly yours,

                                             /s/ Simpson Thacher & Bartlett
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                                             SIMPSON THACHER & BARTLETT